                                    (10)(iii)(A)(7)

                         EMPLOYMENT AGREEMENT

    This Agreement is made as of October 1, 1995 (the "Effective Date") between Cincinnati Bell Information Systems Inc., an Ohio corporation ("Employer" or "CBIS"), and Robert J. Marino ("Employee").

    Employer and Employee agree as follows:

    1. EMPLOYMENT. By this Agreement, Employer and Employee set forth the terms of Employer's employment of Employee on and after the Effective Date. Any prior agreements or understandings with respect to Employee's employment by Employer are cancelled as of the Effective Date.

    2. PERIOD OF EMPLOYMENT. This Agreement begins on the Effective Date and, subject to the terms of Section 13, will end on the day immediately preceding the fifth anniversary of the Effective Date.

    3.   DUTIES.

         A. Employee will serve as Chief Operating Officer of CBIS with responsibility for the day-to-day operations of the United States business units of CBIS. Employee will report to the President of CBIS or such other officer of CBIS as may be designated by the President of CBIS.

         B. Employee shall furnish such managerial, executive, financial, technical, and other skills, advice and assistance in operating CBIS as Employer may request.

         C. Employee shall also perform such other duties as are assigned to Employee by the CBIS officer to whom Employee reports.

         D. Employee shall devote Employee's entire time, attention, and energies to the business of Employer. The words "entire time, attention, and energies" are intended to mean that Employee shall devote his full effort during reasonable working hours to the business of Employer and shall devote at least 40 hours per week to the business of Employer. Employee shall travel to such places as are necessary in the performance of Employee's duties.

         E. Within six months after the Effective Date, Employee shall move Employee's permanent residence to Cincinnati, Ohio. Employee's relocation shall be at Employer's expense in accordance with the terms of Employer's relocation policy.

    4.   COMPENSATION.

         A. Employee shall receive a base salary (the "Base Salary") of at least $240,000 for each calendar year, subject to proration for any partial year, during the term of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

         B. In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year for which services are performed under this Agreement. Any Bonus for a calendar year shall be payable after the conclusion of the calendar year in accordance with Employer's regular bonus payment policies. For 1995, Employee shall be given a Bonus target of a pro rata portion of $110,000, based 80% on CBIS results and 20% on Cincinnati Bell Inc. ("CBI") results. For years after 1995, Employee shall be given a Bonus target of not less than $110,000 per year (subject to proration for any partial year).

         C. On at least an annual basis, Employee shall receive a formal performance review and be considered for Base Salary and/or Bonus target increases.

    5. EXPENSES. All reasonable and necessary expenses incurred by Employee in the course of the performance of his duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

    6.   BENEFITS.

         A. At the first meeting of the CBI Compensation Committee following the Effective Date, Employee will be granted options to purchase 15,000 common shares of CBI on the terms approved by the Compensation Committee. In each year of this Agreement after 1995, Employee will be granted options to purchase such number of common shares of CBI as may be granted by the CBI Compensation Committee to employees of the same level as Employee, at the time and on the terms approved by the Compensation Committee of CBI. All provisions of this Agreement which relate to the terms under which stock options will be granted to Employee are subject to approval by the Compensation Committee. Such options may be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") or similar stock option plan.

         B. While Employee remains in the employ of Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs in which fifth level managers of CBIS are entitled to participate plus such additional plans and programs as may be made available to Employee from time to time.

         C. Employee shall receive a restricted stock award of 15,000 common shares of CBI at the first meeting of the CBI Compensation Committee following the Effective Date. All provisions of this Agreement which relate to the terms under which restricted stock will be granted to Employee are subject to approval by the Compensation Committee. Such award shall be made under the 1988 Plan on the terms set forth in Exhibit A. Such award shall be further subject to the terms of the 1988 Plan.

         D. Notwithstanding anything contained herein to the contrary, the Base Salary and Bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under Employer's Sickness and Accident Disability Plan and Long Term Disability Plan for Salaried Employees.

         E. If Employee's employment with Employer is terminated by Employer on or after the fifth anniversary of the Effective Date for any reason other than those set forth in Sections 13.A., B. and C., Employer shall pay Employee an amount equal to two times Employee's annual base salary rate in effect on the date of termination.

         F. A supplemental, non-qualified pension will be provided to Employee by Employer in accordance with this Section 6(F).

              (i) If Employee's employment with Employer terminates on or after the day preceding the fifth anniversary of the Effective Date and prior to the day preceding the tenth anniversary of the Effective Date, Employee's non-qualified pension shall be equal to Employee's accrued pension under the CBI Management Pension Plan ("CBMPP") as of the date on which Employee's employment with Employer terminates.

              (ii) If Employee's employment with Employer terminates on or after the day preceding the tenth anniversary of the Effective Date, Employee's non-qualified pension shall be equal to that portion of Employee's accrued pension under CBMPP which is attributable to Employee's first ten years of service with Employer.

              (iii) Employee's non-qualified pension under this Section 6(F) shall be paid either in one lump sum or in up to ten annual installments (as Employee may select) commencing within 90 days after Employee's termination of Employment. If the non-qualified pension is being paid in installments, each unpaid installment shall be credited with interest, at the rate of 8% per annum, from the date Employee's employment terminates until paid.

              (iv) If Employee's employment with Employer terminates by reason of Employee's death, the non-qualified pension shall be paid to Employee's Estate. If Employee dies after terminating employment and if, at the time of Employee's death, Employee's non-qualified pension is being paid in installments, the remaining installments shall be paid, when due, to Employee's Estate.

              (v) Nothing contained in this Section 6(F) shall be construed to give Employee any right to continued employment except under the express terms of this Agreement. The provisions of this Section 6(F) shall survive the term of Employee's employment under this Agreement.

         G. In addition to the Bonus called for under Section 4(B), Employee shall receive a hiring bonus of $66,000 within ten days after the Effective Date.

         H. Employer shall compensate Employee for the period Employee is not able to participate in Employer's Retirement and Savings Plan ("RSP") by paying Employee (i) on December 31, 1995 (if he remains in the employ of Employer through that date), $5,040; and (ii) on December 31, 1996 (if he remains in the employ of Employer through that date), the difference, if any, between $6,000 and the amount of Employer's matching contribution, if any, on behalf of Employee under the RSP for 1996.

    7. CONFIDENTIALITY. Employer and its Affiliates are engaged in the telecommunications services, information services and telecommunications support services industries within the U.S. and world wide. Employee acknowledges that in the course of employment with the Employer, Employee will be entrusted with or obtain access to information proprietary to the Employer and its Affiliates with respect to the following (all of which information is referred to hereinafter collectively as the "Information"); the organization and management of Employer and its Affiliates; the names, addresses, buying habits and other special information regarding past, present and potential customers, employees and suppliers of Employer and its Affiliates; customer and supplier contracts and transactions or price lists of Employer, its Affiliates and their suppliers; products, services, programs and processes sold, licensed or developed by Employer and its Affiliates; technical data, plans and specifications, present and/or future development projects of Employer and its Affiliates; financial and/or marketing data respecting the conduct of the present or future phases of business of Employer and its Affiliates; computer programs, systems and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of Employer and its Affiliates; and other information considered confidential by any of the Employer, its Affiliates or customers or suppliers of Employer and its Affiliates. Employee agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of his duties for Employer, without the express written consent of Employer. For purposes of this Agreement, "Affiliate" means CBI and each direct and indirect subsidiary of CBI.

    8. NEW DEVELOPMENTS. All ideas, inventions, discoveries, concepts, trademarks, or other developments or improvements, whether patentable or not, conceived by Employee, alone or with others, at any time during the term of Employee's employment, whether or not during working hours or on Employer's premises, which are within the scope of or related to the business operations of Employer or its Affiliates or that relate to Employer or Affiliates' work or project, present, past, or contemplated, shall be and remain the exclusive property of Employer. Employee shall, do all things reasonably necessary to ensure ownership of such New Developments by Employer, including the execution of documents assigning and transferring to Employer, all of Employee's right, title and interest in and to such New Developments, and the execution of all documents required to enable Employer to file and obtain patents, trademarks and copyrights in the United States and foreign countries on any of such New Developments.

    9. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon cessation of Employee's employment, for whatever reason and whether voluntary or involuntary, Employee will immediately surrender to Employer all of the property and other things of value in his possession or in the possession of any person or entity under his control that are the property of Employer or any of its Affiliates, including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer or any of its Affiliates.

    10.  REMEDIES.

         A. EMPLOYER'S REMEDIES. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer, the information disclosed to Employee during and by virtue of his employment, and Employee's commitments and obligations to Employer and its Affiliates herein are of special, unique and extraordinary character, and that the breach of any provision of this Agreement by Employee will cause Employer irreparable injury and damage, and consequently the Employer shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

         B. EMPLOYEE'S REMEDIES. Employee agrees to submit to final and binding arbitration any dispute, claim or controversy, whether for breach of this Agreement or for violation of any of Employee's statutorily created or protected rights, arising between the parties that Employee would have been otherwise entitled to file or pursue in court or before any administrative agency (herein "claim"), and Employee waives all right to sue Employer, its Affiliates, and all of their agents, employees, officers and directors.

              (i) This Agreement to arbitrate and any resulting arbitration award are enforceable under and subject to the Federal Arbitration Act, 9 U.S.C.
Section 1 ET SEQ. ("FAA"). If the FAA is held not to apply for any reason then Ohio Revised Code Chapter 2711 regarding the enforceability of arbitration agreements and awards will govern this Agreement and the arbitration award.

              (ii) (a) All of Employee's claims must be presented at a single arbitration hearing under this Agreement. Any claim not raised at the arbitration hearing is waived and released. The arbitration hearing will take place in Cincinnati, Ohio.

                    (b) The arbitration process will be governed by the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") except to the extent they are modified by this Agreement.

                    (c) Employee has had an opportunity to review the AAA rules and the requirement that Employee must pay a filing fee which Employer has agreed to split on an equal basis.

                    (d) The arbitrator will be selected from a panel of arbitrators chosen by the AAA in White Plains, New York. After the filing of a Request for Arbitration, the AAA will send simultaneously to Employer and Employee an identical list of names of five persons chosen from the panel. Each party will have 10 days from the transmittal date in which to strike up to two names, number the remaining names in order of preference and return the list to the AAA.

                    (e) Any pre-hearing disputes will be presented to the arbitrator for expeditious, final and binding resolution.

                    (f) The award of the arbitrator will be in writing and will set forth each issue considered and the arbitrator's findings of fact and conclusions of law as to each such issue.

                    (g) The remedy and relief that may be granted by the arbitrator are limited to lost wages, benefits, cease and desist and affirmative relief, compensatory, liquidated and punitive damages and reasonable attorney's fees, and will not include reinstatement or promotion. If the arbitrator would have awarded reinstatement or promotion, but for the prohibition in this Agreement, the arbitrator may award front pay. Compensatory, liquidated and punitive damages for breach of this Agreement, if awarded, may not exceed the greater of (i) the amount provided in case of a termination under Section 13.D, and (ii) the maximum amount otherwise payable under the applicable terms of this Agreement. Compensatory, liquidated and punitive damages, for a dispute, claim or controversy other than for breach of this Agreement, if awarded, are limited to a combined total of one year's salary. The arbitrator may assess to either party, or split, the arbitrator's fee and expenses and the cost of the transcript, if any, in accordance with the arbitrator's determination of the merits of each party's position, but each party will bear any costs for its witnesses and proof.

                    (h) Employer and Employee recognize that a primary benefit each derives from entering this Agreement is avoiding the delay and costs normally associated with litigation. Therefore, neither party will be entitled to conduct any discovery prior to the arbitration hearing except that: (i) Employer will furnish Employee with copies of all non-privileged documents in Employee's personnel file; (ii) if the claim is for discharge, Employee will furnish Employer with records of earnings and benefits relating to Employee's subsequent employment (including self-employment) and all documents relating to Employee's efforts to obtain subsequent employment; (iii) the parties will exchange copies of all documents they intend to introduce as evidence at the arbitration hearing at least 10 days prior to such hearing; (iv) Employee will be allowed (at Employee's expense) to take the depositions, for a period not to exceed four hours each of two representatives of Employer, and Employer will be allowed (at its expense) to depose Employee for a period not to exceed four hours; and (v) Employer or Employee may ask the arbitrator to grant additional discovery to the extent permitted by AAA rules upon a showing that such discovery is necessary.

                    (i) Nothing herein will prevent either party from taking the deposition of any witness where the sole purpose for taking the deposition is to use the deposition in lieu of the witness testifying at the hearing and the witness is, in good faith, unavailable to testify in person at the hearing due to poor health, residency and employment more than 50 miles from the hearing site, conflicting travel plans or other comparable reason.

              (iii) Arbitration must be requested in writing no later than 6 months from the date of Employee's knowledge of the matter disputed by the claim. Employee's failure to initiate arbitration under this Agreement within the time limits herein will be considered a waiver and release by Employee with respect to any claim subject to arbitration under this Agreement.

              (iv) Employer and Employee consent that judgment upon the arbitration award may be entered in any federal or state court that has jurisdiction.

              (v) Employee will not commence or pursue any litigation on any claim that is or was subject to arbitration under this Agreement.

              (vi) All aspects of any arbitration procedure under this Agreement, including the hearing and the record of the proceedings, are confidential and will not be open to the public, except to the extent the parties agree otherwise in writing, or as may be appropriate in any subsequent proceedings between the parties, or as may otherwise be appropriate in response to a governmental agency or legal process.

    11. COVENANT NOT TO COMPETE. During the three year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not engage in any business offering services related to the current business of Employer or any of its Affiliates in any capacity which requires or utilizes the skill, training and knowledge acquired by Employee while employed by Employer, whether such capacity be as a principal, partner, joint venturer, agent, employee, salesman, consultant, director or officer, where such position would involve Employee (i) in any business activity in competition with Employer or any of its Affiliates with which Employee was actively employed during the 24-month period preceding Employee's termination of employment; (ii) in any position with any customer of Employer or any of its Affiliates which involves such customer's billing and/or billing related systems; or (iii) in any business that provides billing and/or billing related systems to third parties engaged in the communication business (including wireless, wireline and cable communication businesses). This restriction will be limited to the geographical area where Employer or any of its Affiliates is then engaged in such competing business activity or to such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of Employer.

    During the three year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not interfere with or adversely affect, either directly or indirectly, Employer's or Employer's Affiliates' relationships with any person, firm, association, corporation or other entity which is known by Employee to be, or is included on any listing to which Employee had access during the course of employment as a customer, client, supplier, consultant or employee of Employer or any of its Affiliates and that Employee will not divert or change, or attempt to divert or change, any such relationship to the detriment of Employer or any of its Affiliates or to the benefit of any other person, firm, association, corporation or other entity.

    During the three year period following termination of Employer's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee shall not, without the prior written consent of Employer, accept employment, as an employee, consultant, or otherwise, with any company or entity which is a customer or supplier of Employer or any of its Affiliates at any time during the final year of Employee's employment with Employer.

    Employee will not, during or at any time after the termination of Employee's employment with Employer, induce or seek to induce, any other employee of Employer or any of its Affiliates to terminate his or her employment relationship with Employer or the Affiliate which employs such other employee.

    12. GOODWILL. Employee will not disparage or act in any manner, directly or indirectly, which may damage the business of Employer or any of its Affiliates or which would adversely affect the goodwill, reputation, and business relationships of Employer or any of its Affiliates with the public generally, or with any of their customers, suppliers or employees.

    13.  TERMINATION.

         A.   (i)   Employer or Employee may terminate this Agreement upon
Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees as the case may be (the "Plans"), over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability").

              (ii) If Employer or Employee elects to terminate this Agreement in the event of a Terminating Disability, such termination shall be effective immediately upon the giving of written notice by the terminating party to the other.

              (iii) Upon termination of this Agreement on account of Terminating Disability, Employer shall pay Employee his accrued compensation hereunder, whether Base Salary or otherwise (subject to offset for any amounts received pursuant to the Plans), to the date of termination. For as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer for all other purposes and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which Employee is then participating.

              (iv) If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect.

         B. This Agreement terminates immediately and automatically on the death of Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder, whether Base Salary or otherwise, to the date of death.

         C. Employer may terminate this Agreement immediately in the event that Employee is willfully negligent in the performance of his duties or breaches Section 21 of this Agreement, or in the event of Employee's conviction of a criminal act.

         D. Employer may terminate this Agreement upon 60 days written notice for any reason other than those set forth in Sections 13.A., B. and C. In the event of a Termination under this Section 13.D., Employer shall pay Employee an amount equal to two times the Base Salary as it exists at the time of termination. Notwithstanding the terms of the Restricted Stock Award: if the termination occurs during the 36-month period commencing on the Effective Date, the restrictions on a proportionate number of 50% of the restricted shares awarded Employee under Section 6.C. shall lapse based on the portion of such 36-month period during which Employee was employed by Employer; and if the termination occurs during the 24-month period commencing on the third anniversary of the Effective Date, the restrictions on a proportionate number of the remaining 50% of the restricted shares awarded Employee under Section 6.C. shall lapse based on the portion of such 24-month period during which Employee was employed by Employer.

         E. Upon Termination of this Agreement as a result of an event of termination described in this Section 13 and except for Employer's payment of the required payments under this Section 13, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which Employee may participate during Employee's employment with Employer shall be paid pursuant to the provisions of such plans at such time as any such amounts become payable to Employee. It is further understood that for purposes of this Section 13, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee.

         F. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 6.E., 7, 8, 9, 10, 11, and 12 hereof, the terms of which shall survive the termination of this Agreement.

    14. ASSIGNMENT. As this is an agreement for personal services involving a reason of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee.

    15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered personally or by certified mail to Employee at his place of residence as then recorded on the books of Employer or to Employer at its principal office.

    16. WAIVER. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

    17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

    18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

    19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions have never been contained herein.

    20. SUCCESSORS AND ASSIGNS. Subject to the requirements of Paragraph 14 above, this Agreement shall be binding upon Employee, Employer and Employer's successors and assigns.

    21. CONFIDENTIALITY OF AGREEMENT TERMS. The terms of this Agreement shall be held in strict confidence by Employee and shall not be disclosed by Employee to anyone other than Employee's spouse, Employee's legal counsel, and Employee's other advisors. Further, Employee shall not discuss the terms of this Agreement with anyone other than the President of CBIS and any other person to whom the President of CBIS has granted access to the terms of this Agreement. Breach of this term of the Agreement shall be grounds for dismissal with cause under Section 13(C) of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            CINCINNATI BELL INFORMATION
                                              SYSTEMS INC.



                                            By /s/ James F. Orr
                                               --------------------------------
                                                      President & CEO

                                            EMPLOYEE



                                            /S/ Robert J. Marino
                                            -----------------------------------
                                            Robert J. Marino

                                RESTRICTED STOCK AWARD
                               UNDER THE PROVISIONS OF
                               THE CINCINNATI BELL INC.
                            1988 LONG TERM INCENTIVE PLAN

Name of Employee:          Robert J. Marino
                        ------------------------
Award Date:             ------------------------
Number of Restricted Shares:   15,000
                             ---------------------

    Pursuant to the provisions of the Cincinnati Bell Inc. 1988 Long Term Incentive Plan (the "Plan"), a copy of which has been delivered to you, the Compensation Committee of the Board of Directors of Cincinnati Bell Inc. (the "Compensation Committee") has granted you an award of 15,000 common shares, par value $1.00 per share, of Cincinnati Bell Inc. (the "Shares"), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.

    1. SECURITIES SUBJECT TO THIS AGREEMENT. This Agreement is made with respect to the Shares and any securities (including additional common shares of Cincinnati Bell Inc. (the "Company")) issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or recapitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Reference herein to the Shares shall include any such securities issued in respect of the Shares.

    2.   RIGHTS OF OWNERSHIP.  Except for the Restrictions (as defined in
    Section 3 hereof and subject to the provisions regarding forfeiture set forth in Section 9 hereof, you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

    3. RESTRICTIONS. Neither the Shares nor any interest therein may be transferred or conveyed by you in any manner whatsoever, whether or not for consideration (the "Restrictions"), except upon the passage of time or occurrence of events as specified in Sections 4, 5, 6 and 7 hereof.

    4. LAPSE. The Restrictions shall lapse and be of no further force and effect as to 7,500 of the Shares on the day preceding the third anniversary of the Award Date and as to the remaining 7,500 of the Shares on the day preceding the fifth anniversary of the Award Date.

    5. TERMINATION OF RESTRICTIONS - DEATH. In the event of your death while employed by the Company or any of its subsidiaries, the Restrictions shall terminate and be of no further force or effect, effective as of the date of death: (a) if death occurs prior to the third anniversary of the Award Date, with respect to the number of shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from the Award Date through the date of death bears to the number of days from the Award Date through the day preceding the fifth anniversary of the Award Date; and (b) if death occurs on or after the day preceding the third anniversary of the Award Date and prior to the day preceding the fifth anniversary of the Award Date, with respect to the number of Shares (rounded up to the nearest whole Share) remaining subject to Restrictions immediately prior to death that bears the same ratio to the total number of Shares remaining subject to Restrictions immediately prior to death as the number of days from the third anniversary of the Award Date through the date of death bears to the number of days from the third anniversary of the Award Date through the day preceding the fifth anniversary of the Award Date. Any Shares which remain subject to the Restrictions after the calculations prescribed in the preceding sentence shall be forfeited to the Company as of your date of death. Upon the Restrictions terminating with respect to certain Shares, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto be reason of your death, may transfer the unrestricted Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or in the absence of any will under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

    6. TERMINATION OF RESTRICTIONS - DISABILITY. If you (a) shall become disabled and as a result thereof cease to be an employee of the Company or any of its subsidiaries under and pursuant to applicable disability provisions of any employment contract to which you and the Company or any of its subsidiaries are parties or, (b) shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and if as the result thereof the Compensation Committee approves the termination of your employment within 12 months following the first day of the 12 consecutive week period on terms that include the right to transfer the Shares free of the Restrictions, then and in either such event the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee in the same manner as prescribed in the event of death outlined in Section 5 above. Any Shares which remain subject to Restrictions after application of the preceding sentence shall be forfeited to the Company as of the date you cease to be an employee.

    7. TERMINATION OF RESTRICTIONS - TERMINATION WITHOUT CAUSE. In the event that your employment is terminated without cause (within the meaning of Section 13.D. of your Employment Agreement dated __________________), the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee in the same manner as prescribed in the event of death outlined in Section 5 above. Any Shares which remain subject to Restrictions after application of the preceding sentence shall be forfeited to the Company as of the date you cease to be an employee.

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

    8. FORFEITURE. If you cease to be an Employee of the Company or any of its subsidiaries, except as provided in Section 4, 5, 6 and 7 hereof, any Shares which remain subject to the Restrictions of the date such employment terminates shall be at once forfeited to the Company as of the date of such termination of employment (the "Forfeiture Date"). Upon such forfeiture all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you have executed and delivered to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 8 to (a) date (as of the Forfeiture Date) those stock powers relating to Shares that remain subject to the Restrictions as of the Forfeiture Date and (b) present such stock powers and the certificates to which they relate to the Company's transfer agent or other appropriate party for the sole purpose of transferring the forfeited Shares to the Company.

    9.   MATTERS RELATING TO CERTIFICATES.

         (a) Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 9.

         (b) Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF
         AND CINCINNATI BELL INC., DATED AS OF                 , AND MAY NOT
         BE TRANSFERRED BY THE HOLDER, EXCEPT AS PROVIDED BY THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON DEPOSIT WITH THE SECRETARY OF CINCINNATI BELL INC. AND WHICH WILL BE MAILED TO A SHAREHOLDER OF CINCINNATI BELL INC. WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

         Upon the lapse or termination of the Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company's transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extent appropriate, in your name and without the foregoing legend. Any Shares evidenced by such certificate which remain subject to the Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in

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

    exchange, if applicable, for a stock power relating to any Shares which remain subject to the Restrictions).

    10. INTERPRETATION. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and this Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

    11. WITHHOLDING. In connection with the award of Shares to you and any dividend payments made while such Shares remain subject to restrictions hereunder, the Company will withhold or cause to be withheld from your salary payments such amounts of tax at such times as may be required by law to be withheld with respect to the Shares and/or dividends, provided that if your salary is not sufficient for such purpose, you shall remit to the Company, on request, the amount required for such withholding taxes. Within 45 days after issuance of the certificates representing the Shares, you shall advise the Company in writing whether or not you have made an election, under Section 83(b) of the Internal Revenue Code 1986, to include the fair market value of the Shares in your gross income for the calendar year in which the certificates are issued.

    12. NOTICES. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, first class postage prepaid, and addressed as follows:

    TO THE COMPANY:  Cincinnati Bell Inc.
                     201 East Fourth Street, RM 102-732
                     Cincinnati, Ohio 45202
                     Attention: Secretary of the Compensation Committee

    TO THE EMPLOYEE: Robert J. Marino
                     32 Sunderland Lane
                     Katonah, N.J. 10536

    or to any other address as to which notice has been given in the manner herein provided.

    13. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provisions of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.


Please indicate your acceptance by signing at the place provided and returning this Agreement.



                                              COMPENSATION COMMITTEE OF
                                              THE BOARD OF DIRECTORS OF
                                              CINCINNATI BELL INC.



Dated:  9/11/95                               By: /s/ J.D. Kiggen
      ---------------                            -----------------------------
                                                 Secretary

Dated:  9/6/95                                    /s/ Robert J. Marino
      ---------------                            -----------------------------
                                                 Accepted and Agreed


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